TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
You have been granted the following Performance-Based Restricted Stock Units (each, a “PBRSU”) representing Common Stock of TD SYNNEX Corporation (the “Company”) under the Company’s 2020 Stock Incentive Plan (the “Plan”).
Name of Participant:
Total Number of PBRSUs:
Date of Grant:
Vesting Commencement Date:
Vesting Schedule:
By your signature and the signature of the Company’s representative below, you and the Company agree that these PBRSUs are granted under and governed by the term and conditions of the Plan, the Performance-Based Restricted Stock Unit Agreement, and Appendix A, all of which are attached to and made a part of this document.
By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

[NAME OF PARTICIPANT] Print Name	TD SYNNEX CORPORATION By: Its:

TD SYNNEX Corporation
Notice of Restricted Stock Unit Award

TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Payment for Performance-Based Restricted Stock Units	No cash payment is required for the Performance-Based Restricted Stock Units (each, a “PBRSU”) you receive. You are receiving the PBRSUs in consideration for Services rendered by you.

Governing Plan	The PBRSUs you are receiving are granted pursuant and subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference. Terms not otherwise defined in this Performance-Based Restricted Stock Unit Agreement (this “Agreement”) have meanings ascribed to them in the Plan.

Vesting
The PBRSUs that you are receiving will vest as described in Appendix A attached hereto and as shown in the Notice of Performance-Based Restricted Stock Unit Award.
No PBRSUs vest after your Service as an Employee or a Consultant has terminated for any reason unless the Compensation Committee determines otherwise as provided under the Forfeiture section below.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Forfeiture
If your Service terminates for any reason, then your PBRSUs will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination, subject to the right reserved by the Compensation Committee (or its authorized delegate) pursuant to Section 3(d)(viii) of the Plan to accelerate vesting of all or a portion of any unvested portion of your PBRSUs other than any PBRSUs with a grant date less than three (3) months prior to your retirement in the event of your retirement (generally, termination of your employment other than for Cause, Disability or death where you have attained at least the age of 55 and have completed at least five (5) years of continuous Service for the Company or its Affiliates for some vesting, with the percentage of vesting potentially increasing with longer continuous Service and your age), upon the conclusion of the performance period, based on the certification by the Compensation Committee of the extent to which the Company’s performance metrics have been achieved. Any acceleration of vesting on account of your retirement shall be subject to such additional conditions as the Compensation Committee or its authorized delegate may impose, including but not limited to execution of a standard release of claims and compliance with certain restrictive covenants.
For purposes of this Agreement, “Cause” means (i) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and which has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders, (ii) intentional or willful misconduct or refusal to follow the lawful instructions of the person or persons to whom you report or (iii) intentional breach of Company confidential information obligations which has an adverse effect on the Company or its affiliates or stockholders. For these purposes, no act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.
Your PBRSUs will be forfeited on the date of certification by the Compensation Committee of the Company’s achievement of performance metrics to the extent that the Compensation Committee does not certify that the performance metrics were achieved.
Any forfeited unvested PBRSUs will immediately be cancelled. You receive no payment for PBRSUs that are forfeited.
The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons. The date that Service ends shall be determined without regard to any applicable period related to notice of termination, compensation in lieu of notice, termination or severance pay, or any claim by you to such notice, compensation or pay (whether express, implied, contractual, statutory or arising otherwise under applicable law), provided that, in the case of your resignation, the date of termination may not be earlier than the date that notice of termination of Service was first provided by you to the Company.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Leaves of Absence
For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

Nature of Performance-Based Restricted Stock Units	Your PBRSUs are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of PBRSUs, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends	Your PBRSUs carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your PBRSUs are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

Performance-Based Restricted Stock Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any PBRSUs. For instance, you may not use your PBRSUs as security for a loan. If you attempt to do any of these things, your PBRSUs will immediately become invalid.

Settlement of Performance-Based Restricted Stock Units
Each of your vested PBRSUs will be settled when it vests; provided, however, that settlement of each PBRSU will be deferred to the first permissible trading day for the Shares, if later than the applicable vesting date.
For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (a) the exchange on which the Shares are traded is open for trading on that day; (b) you are permitted to sell Shares on that day without incurring liability under section 16(b) of the Exchange Act, (c) either (i) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (ii) Rule 10b5-1 under the Exchange Act would apply to the sale; (d) you are permitted to sell Shares on that day under such written insider trading policy as may have been adopted by the Company; and (e) you are not prohibited from selling Shares on that day by a written agreement between you and the Company or a third party.
Settlement of the PBRSUs shall be in the form of Shares. At the time of settlement, you will receive one Share for each vested PBRSU; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan, this Agreement, or Appendix A, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Withholding Taxes and Stock Withholding
Regardless of any action the Company or the Subsidiary or Affiliate employing you (your “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the PBRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the Award or any aspect of the PBRSUs to reduce or eliminate your liability for Tax-Related Items.
Prior to the settlement of your PBRSUs, you shall pay or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all withholding and payment on account obligations of the Company and/or your Employer. In this regard, you authorize the Company and/or your Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your PBRSUs are settled having a Fair Market Value equal to the amount necessary to satisfy the maximum legally required withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. Finally, you shall pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before December 31 of the calendar year in which the applicable vesting date for the PBRSUs occurs.

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

No Retention Rights	Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or any Subsidiary or Affiliate in any capacity. The Company and its Subsidiaries and its Affiliates reserve the right to terminate your Service at any time, with or without cause.

Adjustments
The number of PBRSUs covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions described above will apply to all new, substitute or additional PBRSUs or securities to which you are entitled by reason of this Award.

Successors and Assigns
Except as otherwise provided in the Plan, this Agreement, or Appendix A, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Section 409A of the Code	To the extent this Agreement is subject to, and not exempt from, Section 409A of the Code, this Agreement is intended to comply with Section 409A of the Code, and its provisions shall be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

Miscellaneous
You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your Employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of your Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to the awards, and the vesting schedule, will be at the sole discretion of the Company.
The value of this Award shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy, or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan, this Agreement, or Appendix A.
You hereby authorize and direct your Employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your Employer deems necessary or appropriate to facilitate the administration of the Plan.
You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that the Company, your Employer and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

necessary modifications of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE AGREEMENT AND IN THE PLAN.
TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement

APPENDIX A
VESTING CONDITIONS

TD SYNNEX Corporation
Performance-Based Restricted Stock Unit Agreement – Appendix A